                                                                    EXHIBIT 11.1

                              SMARTIRE SYSTEMS INC.
                          COMPUTATION OF LOSS PER SHARE

The Company's financial statements have been prepared in accordance with Canadian Generally Accepted Accounting Principles ("GAAP"). A reconciliation of financial statement amounts from Canadian GAAP to United States GAAP has been provided in the consolidated financial statements.


                                              Three Months        Nine Months
                                                 Ended              Ended             Year Ended         Year Ended
                                             April 30, 1998     April 30, 1998      July 31, 1997      July 31, 1996
                                             --------------     --------------      -------------      -------------
($000's except per share data)

Net loss in accordance with
United States GAAP                            $     (2,086)      $     (5,760)      $     (4,031)      $     (3,087)
                                              ============       ============       ============       ============

Weighted average number
of common shares
-- Basic                                         6,221,875          6,113,847          3,344,803          2,474,251

Shares issuable upon exercise
of dilutive options, warrants
and convertible debentures                       4,624,335          4,624,335          2,708,509            851,379
                                              ------------       ------------       ------------       ------------

Weighted average number of
common shares outstanding
-- Diluted                                      10,846,210         10,738,182          6,053,312          3,325,630
                                              ============       ============       ============       ============

Loss per share in accordance with United
  States GAAP.
-- Basic                                      $      (0.34)      $      (0.94)      $      (1.21)      $      (1.25)
                                              ============       ============       ============       ============

-- Diluted                                    $      (0.19)      $      (0.54)      $      (0.67)      $      (0.93)
                                              ============       ============       ============       ============